RESULTS OF SHAREHOLDER MEETING
PHOENIX EQUITY TRUST
October 31, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Equity Trust (the "Trust") held on October 31, 2006, shareholders voted on the following proposals:

1.	To elect eleven Trustees to serve on the Board of Trustees until the next meeting of shareholders at which Trustees are elected (Proposal 1).

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Trusts (Proposal 7).


Number of Eligible Units Voted:

                              For                Against

1.	Election of Trustees

E. Virgil Conway.............278,584,428		6,333,355
Harry Dalzell-Payne......... 278,548,740		6,369,741
Daniel T. Geraci.............278,625,651		6,292,132
Francis E. Jeffries..........278,562,233		6,355,549
Leroy Keith, Jr..............278,650,340		6,267,443
Marilyn E. LaMarche..........278,554,470		6,363,313
Philip R. McLoughlin.........278,654,054		6,263,729
Geraldine M. McNamara........278,567,209		6,350,573
James M. Oates...............278,640,074		6,277,709
Richard E. Segerson..........278,647,082		6,270,701
Ferdinand L. J. Verdonck.....278,647,856		6,269,927

               For            Against              Abstain


2.	To ratify the appointment of
PricewaterhouseCoopers LLC as the independent registered public accounting firm

...........276,013,177       3,572,381              5,332,225


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RESULTS OF SHAREHOLDER MEETING
PHOENIX MID-CAP VALUE FUND
November 21, 2006
(Unaudited)

At a special meeting of shareholders of Phoenix Institutional Bond Fund (the "Fund"), a series of Phoenix Institutional Mutual Funds (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel,
Inc. ("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).


Number of Eligible Units Voted:

      For          Against            Abstain         Broker Non-Votes

1.	To permit PIC to hire and replace subadvisers
or to modify subadvisory agreements without shareholder approval

....4,998,735      304,145             157,731            2,845,674

2.	Amendment of fundamental restrictions of the
       Fund with respect to loans

 ..4,977,427      290,779             192,406            2,845,674


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RESULTS OF SHAREHOLDER MEETING
PHOENIX PATHFINDER FUND
November 21, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Pathfinder Fund
(the "Fund"), a series of Phoenix Equity Trust (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

Number of Eligible Units Voted:

       For             Against           Abstain        Broker Non-Votes


1.	Amendment of fundamental restrictions of the
           Fund with respect to loans

....237,533              896              70,921              57,111

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RESULTS OF SHAREHOLDER MEETING
PHOENIX WORLDWIDE STRATEGIES FUND
November 21, 2006
(Unaudited)

 At a special meeting of shareholders of Phoenix Worldwide Strategies Fund (the "Fund"), a series of Phoenix Equity Fund (the "Trust") held on November 21, 2006, shareholders voted on the following proposals:

1.	To approve a proposal to permit Phoenix Investment Counsel, Inc.
("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval (Proposal 2).

2.	To approve the amendment of fundamental restrictions of the Fund with respect to loans (Proposal 3).

3.	To approve a proposal to reclassify the investment objective of the investment objective Funds from fundamental to non-fundamental
(Proposal 6).

Number of Eligible Units Voted:

      For            Against           Abstain        Broker Non-Votes

1.	To permit PIC to hire and replace subadvisers
    or to modify subadvisory agreements without shareholder approval

....5,472,680        487,664            177,804          1,661,608

2.	Amendment of fundamental restrictions of the
Fund with respect to loans

....5,464,190        425,749            248,209          1,661,608

3.	To reclassify the investment objective of the
    investment objective Funds from fundamental to non-fundamental

....5,511,375        407,893           218,879          1,661,608